UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010

HEMAGEN DIAGNOSTICS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-11700	04-2869857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
9033 Red Branch Road, Columbia, MD
21045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 740-3198

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

       The description of the Employment Agreement (defined below) under Item 5.02 is incorporated by reference into this Item 1.01.

Section 5  Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment  of Certain Officers; Compensatory Arrangements of Certain Officers.

       On May 27, 2010 Hemagen Diagnostics, Inc. (the “Registrant” or “Company”) entered into an Employment Agreement (the “Employment Agreement”) with the Company’s Chief Executive Officer and President, William P. Hales (the “Executive”). The Employment Agreement’s term is three years and provides compensation primarily in the forms of base annual salary, annual bonuses based on the achievement of certain metrics as well as the discretion of the Board of Directors of the Compamy, an annual grant of options (“Options”) to purchase 85,000 shares of Common Stock (“Shares”) of the Registrant and a one time grant of Options to purchase 1,850,000 Shares, at an exercise price per share which has been calculated at a 33% premium to the average closing price of the shares as traded on the Over The Counter Bulletin Board during the last twenty trading days. Although the Board of Directors has authorized the increase in Executive's salary as set forth in the Employment Agreement, the Executive has refused to accept the increase at this time so that the Company may preserve cash for operations and other strategic purposes.  The Employment Agreement also imposes upon the Executive certain restrictive covenants. The Employment Agreement is filed as Exhibit 10.1 to this report and the terms thereof are incorporated herein by reference.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

       On May 27, 2010, the stockholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation (“Restated Certificate”) at the 2010 Annual Meeting of Stockholders.  The Certificate of Amendment of the Restated Certificate of Incorporation was effective on May 27, 2010 upon being filed with the Delaware Secretary of State.  The Amendment to the Restated Certificate, which provides for an increase in the number of authorized shares of Common Stock from 30,000,000 to 45,000,000, on the same terms as the shares of Common Stock now authorized, is further described in the Company’s Proxy Statement filed with the SEC on April 30, 2010 on pages 4 through 5, which is incorporated herein by reference.  The Restated Certificate is filed as Exhibit 3.1 to this report and the terms thereof are incorporated herein by reference.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

       The Annual Meeting of Shareholders of Hemagen Diagnostics, Inc. was held on May 27, 2010 at which the following matters were submitted to a vote of shareholders:

       (a)  Votes regarding the election of one director:

Name	For	Withheld	Broker Non-Votes

Edward T. Lutz	6,048,856	473,118	5,280,189

       (b)  Votes regarding the ratification of the Audit Committee’s appointment of Stegman and Company as Hemagen’s Independent Public Accountants for fiscal 2010.

For	Against	Abstain

11,676,866	24,812	100,489

       (c)  Votes regarding the amendment of Hemagen’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock:

For	Against	Abstain

11,082,707	716,156	3,300

Item 9.01.  Financial Statements and Exhibits.

       (d)  The following have been filed as exhibits to this Form 8-K:

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation

10.1	Employment Agreement dated May 27, 2010 between the Registrant and William P. Hales

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMAGEN DIAGNOSTICS, INC.

Date: May 27, 2010	By:	/s/ William P. Hales
William P. Hales
Chairman, President and Chief Executive Officer